Exhibit 99.1

Spectral AI Announces Voting Results from 2025 Annual Meeting of Stockholders

DALLAS, TX - May 29, 2025 - Spectral AI, Inc. (Nasdaq: MDAI) (“Spectral AI” or the “Company”), an artificial intelligence (AI) company focused on medical diagnostics for faster and more accurate treatment decisions in wound care, announced results from its 2025 Annual Meeting of Stockholders held earlier today. A total of 15,551,068 shares representing 60.8% of the Company’s total shares outstanding were represented at the meeting, either in person or by proxy. Both of the proposals set forth by the Company were approved by its stockholders.

The voting results are detailed below. Six directors were elected to serve on the Company’s Board of Directors until the next Annual Meeting of Stockholders:

●	Colin Bristow, a medical doctor and Head of Healthcare and Life Sciences of SIM IP

●	Richard Cotton, Chairman of the Company’s Audit Committee

●	Dr. J. Michael DiMaio, MD, a founder of the Company and Chairman of the Board of Directors

●	Martin Mellish, founding director of Aspen Advisory Services Ltd.

●	Deepak Sadagopan, Business Lead, Value Based Platform at Risant Health

●	Marion Snyder, a Senior Director of Corporate Accounts at Shockwave Medical

The Company’s stockholders also ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year.

About Spectral AI

Spectral AI, Inc. is a Dallas-based predictive AI company focused on medical diagnostics for faster and more accurate treatment decisions in wound care, with initial applications involving patients with burns. The Company is working to revolutionize the management of wound care by “Seeing the Unknown®” with its DeepView® System. The DeepView® System is being developed as a predictive device to offer clinicians an objective and immediate assessment of a burn wound’s healing potential prior to treatment or other medical intervention. With algorithm-driven results and a goal of exceeding the current standard of care in the future, the DeepView® System is expected to provide fast and accurate treatment insight towards value care by improving patient outcomes and reducing healthcare costs. For more information about the DeepView® System, visit www.spectral-ai.com.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s strategy, plans, objectives, initiatives and financial outlook. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. As such, readers are cautioned not to place undue reliance on any forward-looking statements.

Investors should carefully consider the foregoing factors, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s filings with the SEC, including the Registration Statement and the other documents filed by the Company. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

For Media and Investor Relations, please contact:

David Kugelman

Atlanta Capital Partners LLC

(866) 692-6847 Toll Free - U.S. & Canada

(404) 281-8556 Mobile and WhatsApp

Email: dk@atlcp.com